Ex-99.j

CONSENT OF ERNST & YOUNG LLP, INDEPENDENT REGISTERED PUBLIC
ACCOUNTING FIRM

We consent to the references to our firm under the captions "Financial Highlights" in the Prospectuses and “Financial Statements” in the Statements of Additional Information and to the incorporation by reference in this Registration Statement (Form N-1A)(Post-Effective Amendment No. 131 to File No. 002-13107; Amendment No. 131 to File No. 811-00750) of Delaware Group Equity Funds II of our report dated January 16, 2009, included in the 2008 Annual Report to shareholders.

/s/Ernst & Young LLP
Philadelphia, Pennsylvania
March 25, 2009